                                                                   EXHIBIT 10.25

                             SUBSCRIPTION AGREEMENT

     This Subscription Agreement (this "Agreement"), dated as of the 18th day of August, 2006, by and between the undersigned subscriber ("Subscriber"), and Clearwire Corporation, a Delaware corporation ("Clearwire" or the "Company"), is being entered into in connection with the sale of shares of common stock by the Company as described in that letter dated August 4, 2006 to Subscriber from the Company (the "Offering"). The Company and Subscriber agree as follows:

     1. SUBSCRIPTION FOR SHARES; ADJUSTMENT. Subscriber agrees to subscribe for, and the Company agrees to sell and issue to Subscriber, the number of shares of the Class A Common Stock, par value $.0001 per share, of Clearwire set forth above Subscriber's signature to this Agreement (the "Purchased Shares"), on the terms and conditions set forth in this Agreement.

     Subscriber and the Company hereby agree that the Company shall have the option to adjust the number of Purchased Shares to be sold to Subscriber based on the total number of shares being sold in the Offering, but not below Subscriber's pro-rata share of such shares being sold. The Company shall notify Subscriber of the Subscriber's final share allocation in the Closing Notice (as defined below). To the extent the number of Purchased Shares subscribed for by Subscriber exceeds Subscriber's final share allocation set forth in the Closing Notice, this Agreement shall automatically be amended to reduce the Purchased Shares to the final share allocation. If Subscriber has elected to purchase their full pro-rata share, then the number of Purchased Shares shall be automatically adjusted to equal the final share allocation.

     2. SUBSCRIPTION PRICE. The undersigned acknowledges and agrees that the purchase price for the Purchased Shares shall be $6.00 per share (the "Purchase Price").

     3. PAYMENT OF PURCHASE PRICE. Subscriber agrees to pay the aggregate Purchase Price for the Purchased Shares to Clearwire at the Closing. The Purchase Price shall be paid in immediately available funds by wire transfer to the Company in accordance with the wiring instructions provided by the Company with the Closing Notice.

     4. CLOSING DATE. Subject to the satisfaction or waiver of the conditions set forth in Section 5 and Section 6 herein, the closing of Subscriber's purchase of the Purchased Shares (the "Closing") shall take place remotely via the exchange of documents and signatures after the last of the conditions set forth in Section 5 and Section 6 herein shall have been satisfied or waived, other than those conditions that by their nature are to be satisfied at the Closing (but subject to the fulfillment or waiver of those conditions at the Closing), at such time and place as the Company shall designate in a written notice delivered to Subscriber by the Company at least two (2) business days prior to the Closing (the "Closing Notice").

     5. SUBSCRIBER CLOSING CONDITIONS. The obligation of Subscriber to purchase the Purchased Shares at the Closing is subject to the fulfillment, to Subscriber's satisfaction, of each of the following conditions:

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          (a) the Company shall have delivered to Subscriber a stock certificate representing the Purchased Shares, free and clear of all liens, registered in Subscriber's name;

          (b) the Company shall have executed the joinder agreement, attached as Exhibit A hereto (the "SA Joinder Agreement"), to that certain Amended and Restated Stockholders Agreement, dated as of March 16, 2004, between Clearwire and its stockholders (the "Stockholders Agreement");

          (c) the Company shall have executed the joinder agreement, attached as Exhibit B hereto (the "RRA Joinder Agreement") to that certain Registration Rights Agreement between Clearwire and certain of its stockholders, dated March 16, 2004 (the "Registration Rights Agreement" and together with this Agreement, the Stockholders Agreement, the SA Joinder Agreement, and the RRA Joinder Agreement, the "Transaction Agreements");

          (d) no litigation, arbitration, action, suit, proceeding, or investigation (whether conducted by or before any judicial or regulatory body, arbitrator, or other person) (collectively, "Litigation") questions the validity of this Agreement or the other Transaction Agreements or the right of Clearwire to enter into this Agreement or the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby; and

          (e) as of the Closing, all authorizations, approvals or permits of, or filings with any governmental authority, including but not limited to state securities or "Blue Sky" offices and the Federal Communications Commission ("FCC"), that are required by law in connection with the lawful sale and issuance of the Purchased Shares to be made prior to the closing shall have been duly obtained by the Company, and shall be effective as of the Closing.

     6. CLEARWIRE CLOSING CONDITIONS. The obligation of Clearwire to deliver the Purchased Shares to Subscriber at the Closing, and the Subsequent Closing, if any, is subject to the fulfillment, to the Company's satisfaction, of each of the following conditions:

          (a) Subscriber shall have delivered to Clearwire the Purchase Price in accordance with Section 3 herein;

          (b) Subscriber shall have delivered to Clearwire the Transaction Agreements to which Subscriber is a party, each executed by Subscriber;

          (c) the representations and warranties made by Subscriber in Section 7 of this Agreement shall be true and correct in all material respects at and as of the Closing as if made at and as of such time (except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be determined as of such date);

          (d) no Litigation questions the validity of this Agreement or the other Transaction Agreements or the right of Clearwire to enter into this Agreement or the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby; and

          (e) as of the Closing, all authorizations, approvals or permits of, or filings with, any governmental authority, including but not limited to state securities or "Blue Sky" offices or the FCC, that are required by law in connection with the lawful sale and issuance of the Purchased Shares to be made prior to the closing shall have been duly obtained by the Company, and shall be effective as of the Closing.

     7. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. Subscriber represents and warrants to the Company that the following statements are true and correct on the date of this Agreement:

          (a) Subscriber is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          (b) The Purchased Shares subscribed for (the "Securities") are being acquired by Subscriber for investment purposes only, for Subscriber's own account and not with the view to any resale or distribution thereof, and Subscriber is not participating, directly or indirectly, in an underwriting of such Securities, and will not take, or cause to be taken, any action that would cause Subscriber to be deemed an "underwriter" of such Securities as defined in
Section 2(11) of the Securities Act.

          (c) Subscriber acknowledges that Subscriber has been offered an opportunity to ask questions of, and receive answers from, Clearwire concerning the Company and Subscriber's proposed purchase of the Securities, and that, to Subscriber's knowledge, the Company has fully complied with any request for such information.

          (d) Subscriber has been furnished Clearwire's Disclosure Memorandum, dated ______________, 2006 (the "Disclosure Memorandum"), the exhibits thereto and any other documents which may have been made available upon request (collectively, the "Offering Documents"). Subscriber has carefully read the Offering Documents and understands and has evaluated the risks of a purchase of Securities, including the risks set forth in the Offering Documents under "Risk Factors".

          (e) Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, is able to bear such risks, and has obtained, in Subscriber's judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Securities. Subscriber has evaluated the risks of investing in the Company and has determined that the Securities are a suitable investment for Subscriber.

          (f) Subscriber has full power and authority to enter into this Agreement and to perform its obligations hereunder.

          (g) To Subscriber's knowledge, neither the Company nor any person acting on the Company's behalf has offered, offered to sell, offered for sale or sold the Purchased Shares to Subscriber by means of any form of general solicitation or general advertising.

          (h) The execution, delivery and performance by Subscriber of this Agreement and the other Transaction Agreements are within Subscriber's powers, have been duly authorized, will not constitute or result in a breach or default under or conflict with any law, judgment, order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Subscriber is a party or by which Subscriber is bound, and will not violate any provisions of the incorporation papers, bylaws, or stockholders agreement, as may be applicable, of Subscriber. The signature of Subscriber on the Transaction Agreements to which Subscriber is, or will be, at the time of execution, be, genuine, and the Transaction Agreements to which Subscriber is, or will be a party, will when executed by Subscriber, constitute legal, valid and binding obligations of Subscriber, enforceable in accordance with their respective terms.

          (i) Subscriber is not relying on the Company with respect to tax and other investment advice in connection with its decision to purchase the Purchased Shares. Subscriber acknowledges that Subscriber has been advised by the Company to consult with its tax or financial consultants prior to entering into this Agreement.

          (j) Subscriber acknowledges that the Company of offering Class B Common Stock to certain new investors, but that such shares would, if purchased by Subscriber, automatically convert to Class A Common Stock under the Company's Restated Certificate of Incorporation, and waives any claim to receive Class B Common Stock in this offering.

          (k) Subscriber acknowledges the Company has negotiated definitive, binding agreements for the sale of Company shares to certain new investors, and that such sales may be consummated before its subscription is accepted, and Subscriber hereby waives any claim that the offering of the Purchased Shares did not comply as to form with the obligations of the Company under any agreement granting preemptive rights to the Subscriber.

          None of the representations and warranties contained in this Section 7, nor any other due diligence investigation conducted by Subscriber or on its behalf shall in any way affect the right of Subscriber to rely fully on the representations and warranties of the Company in this Agreement.

     8. REPRESENTATIONS AND WARRANTIES OF CLEARWIRE. Clearwire represents and warrants to Subscriber that, except as set forth on the Schedules attached to this Agreement, each of which shall be deemed to be an exception to or exclusion from only the particular representation and warranty against which it is listed (unless it is readily apparent from a reading of the disclosure that such disclosure is applicable to other representations and warranties), whether or not the listed representation and warranty includes a reference to such Schedule, and which exceptions (and all other disclosures) set forth in the Schedules shall be deemed to be representations and warranties of Clearwire, the following statements are true and correct on the date of this Agreement. Any reference to the knowledge of any person shall mean the actual knowledge, information and belief of such person after making reasonable inquiry of such person's co-Chief Executive Officers, co-Presidents, Chief Operating Officer, Chief Financial Officer. For each of these executives, reasonable inquiry shall mean checking with their respective direct reports and other persons whom, by the nature of the normal duties of their position, would reasonably be expected to know. In addition, for purposes of these representations and warranties, the term "the Company" shall include any entity in which Clearwire owns, directly or indirectly, more than 50% of the outstanding equity interests and which has assets of $10,000,000 or more, including, without limitation, the following:
Clearwire International LLC, Clearwire US, LLC, Fixed Wireless Holdings, LLC, and Clearwire Spectrum

Holdings LLC (the "Subsidiaries"), but shall specifically exclude in all instances NextNet Wireless, Inc. The term "Clearwire" shall mean Clearwire Corporation (excluding its Subsidiaries).

          (a) The execution, delivery and performance by Clearwire of this Agreement, the other Transaction Agreements to which it is a party, are within Clearwire's powers, have been duly authorized, will not, as applicable, give rise to any right of termination, cancellation or acceleration, or require any consent or approval under, or constitute or result in a breach or default of, or conflict with any law, judgment, order, ruling or regulation of any court or other tribunal or any governmental commission or agency, or any agreement or other undertaking to which Clearwire is a party or by which Clearwire is bound, will not violate or result in a breach of any provision of, constitute a default under, accelerate or terminate any performance required by, or require a consent or waiver under, any provisions of the Certificate of Incorporation, Bylaws, or Stockholders Agreement of Clearwire, and will not result in the creation of any lien, charge, claim or encumbrance on the Company's assets or property. The signature of Clearwire on the Transaction Agreements is, or will, at the time of execution be, genuine, and the Transaction Agreements constitute legal, valid and binding obligations of Clearwire enforceable in accordance with their respective terms. The Company is not in violation of any term of its (i) Certificate of Incorporation or Bylaws or other organizational document or (ii) of any law, statute, regulation, rule, ordinance, consent decree, settlement agreement or governmental requirement, except, in the case of clause (ii), to the extent that any such violation or non-compliance would not, individually or in the aggregate, have a material adverse effect on Clearwire.

          (b) The Company is duly incorporated or organized, as applicable, and validly existing under the laws of the jurisdiction of its incorporation or formation, as applicable, and is in good standing under such laws. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company. The Company has full power and authority:

               (i)  to own its properties and assets;

               (ii) to carry on its business as presently conducted; and

               (iii) to enter into the Transaction Agreements and to perform its obligations thereunder, including the issuance, sale and delivery of the Purchased Shares.

          (c) Clearwire does not own or control, directly or indirectly, any Subsidiaries other than those listed in Schedule 8(c) attached hereto, and the shares of the capital stock or membership interests, as applicable, of the Subsidiaries owned by Clearwire (which are reflected on Schedule 8(c)) are duly authorized, validly issued, fully paid, and non-assessable, and free and clear of all liens, charges, claims and encumbrances imposed by or through such Subsidiaries, except as otherwise provided in Schedule 8(c). All of the outstanding shares of the capital stock or membership interests, as applicable, of the Subsidiaries, were offered, issued and sold in compliance in all material respects with all applicable federal and state securities laws.

          (d) The authorized capital stock of Clearwire and the shares of capital stock of Clearwire issued and outstanding as of the date of this Agreement are as set forth on Schedule 8(d) attached hereto. Upon the filing of the Company's Third Amended and Restated Certificate of Incorporation, the form of which is attached hereto as Exhibit C (the "Restated Charter"). The authorized capital stock of Clearwire will be as set forth in the Restated Charter. All of the outstanding shares of the capital stock of Clearwire are duly authorized, validly issued, fully paid, and non-assessable, and free and clear of all liens, charges, claims and encumbrances imposed by or through Clearwire. The Purchased Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable, and free and clear of all liens, charges, claims and encumbrances imposed by or through Clearwire. Additionally, the Purchased Shares are free of restrictions on transfer other than restrictions on transfer under this Agreement and the other Transaction Agreements and under applicable state and federal securities laws. The outstanding securities of Clearwire are owned by the stockholders specified in Schedule 8(d) attached hereto.

          (e) Other than as disclosed in Schedule 8(e) attached hereto, the Company does not have, is not bound by, and has no obligation to grant or enter into, any outstanding subscriptions, options, warrants, rights (including without limitation conversion or pre-emptive rights), calls, commitments, or agreements of any character calling for it to issue, deliver, or sell, or cause to be issued, delivered, or sold, any shares or any other equity securities or equity securities convertible into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise acquire any shares or any other equity securities in the capital of the Company. Other than as set forth in Schedule 8(e) attached hereto, the issuance and sale of the Purchased Shares will not result in the issuance of any additional shares of capital stock of Clearwire or the triggering of any other anti-dilution or similar rights contained in any options, warrants, debentures or other securities agreements or commitments of Clearwire. Other than the Stockholders Agreement and as disclosed in Schedule 8(e) attached hereto, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          (f) Other than as disclosed in Schedule 8(f) attached hereto, the
Company:

               (i) has no outstanding obligations, contractual or otherwise, to repurchase, redeem, or otherwise acquire any shares or other equity securities in the capital of the Company; and

               (ii) is not a party to or bound by any agreement or instrument under which any person has the right to require it to effect, or to include any securities held by such person in, any registration under any securities legislation or to distribute any such securities to the public.

          (g) All of the outstanding shares of capital stock of Clearwire were offered, issued, and sold in compliance in all material respects with all applicable federal and state securities laws. Assuming the accuracy of the representations of Subscriber in
Section 7 herein, upon the closing of the transactions contemplated hereby, the Purchased Shares will have been offered, issued and sold in compliance with all applicable federal, state and provincial securities laws. Neither Clearwire nor any person or entity acting on its behalf has taken or will take any action that would subject the offering, sale or issuance of the Purchased Shares to the registration requirements of the Securities Act.

          (h) Except (i) as disclosed in Schedule 8(h) attached hereto, and (ii) any filings required under the HSR Act, no consent, approval, authorization, declaration, filing, or registration with any governmental authority, regulatory authority or other party is required to be made or obtained by Clearwire in connection with:

               (i) the execution and delivery of any of the Transaction Agreements; or

               (ii) the performance by the Company of its obligations under the
                    Transaction Agreements.

          (i) No Litigation is pending or, to the knowledge of the Company, currently threatened or contemplated, against the Company that would, if determined adversely, reasonably be expected to have a material adverse effect on the business, condition, affairs, operations, properties, or assets of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and no such order, writ, injunction, judgment or decree questions the validity of this Agreement or the other Transaction Agreements or the right of Clearwire to enter into this Agreement or the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

          (j) The Company has delivered to Subscriber its audited financial statements (balance sheet and income statement, statement of shareholders' equity and statement of cash flows) as of December 31, 2003, December 31, 2004 and December 31, 2005 for the fiscal years then ended and unaudited financial statements (balance sheet and income statement) as of March 31, 2006 for the three months then ended (the "Financial Statements"). The Financial Statements
(i) are in accordance with the books and records of the Company (which are true and complete in all material respects), and (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements do not contain all footnotes and other disclosures required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal audit adjustments with respect to the March 31, 2006 Financial Statements. Except as set forth in the Financial Statements or on Schedule 8(l), the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2005, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

          (k) To the knowledge of the Company, the Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, all of such franchises, permits, licenses and any similar authority is valid and in full force and effect, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. To the knowledge of the Company, the Company is not in default in any respect under any of such franchises, permits, licenses or other similar authority.

          (l) Except as set forth on Schedule 8(l) attached hereto, since December 31, 2005, there has not been:

               (i) any material change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements;

               (ii) any material damage, destruction or loss, whether or not covered by insurance;

               (iii) any waiver, compromise or default by the Company of a valuable right or of a material debt or obligation owed to it;

               (iv) any satisfaction or discharge of any lien, charge, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company;

               (v) any transfer of or granting of any security interest in or any exclusive license with respect to any material asset of the Company; or

               (vi) any material agreement or commitment by the Company to do any of the things described in this Section 8(l).

          (m) To the Company's knowledge, the Company is not in material violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          (n) Except as disclosed in Schedule 8(n) attached hereto and for rights granted under the Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights, including without limitation any piggyback or demand rights, to any person or entity.

          (o) Except as set forth in Schedule 8(o) attached hereto, the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, nor is the Company aware of any labor organization activity involving its employees. To the Company's knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

     9. Antidilution Rights.

          (a) Grant of Antidilution Rights. Subject to Section 9(d), any time after the date of this Agreement that the Company sells or issues or agrees to sell or issue (or is deemed to do so under Section 9(e)) Dilutive Shares (as defined below) to any Person for no consideration or consideration per share that is less than the Trigger Price (as defined below) in effect immediately prior to such issuance or sale (each, a "Dilutive Issuance"), the Company shall concurrently issue to Subscriber for no consideration a number of shares of Class A Common Stock ("Class A Shares") equal to (i) Subscriber's Adjusted Shares (as defined below) less (ii) Subscriber's Original Shares (as defined below) (the "Antidilution Shares"). No fractional Class A Shares shall be issued pursuant to this Section 9(a). The number of Class A Shares issued shall be rounded to the nearest integral number of whole Class A Shares. For the purposes of this Section 9, whenever Dilutive Shares are issued for a consideration other than cash, either in whole or in part, the fair market value of the Dilutive Shares issued shall be as established by resolution of the Company's Board of Directors.

          (b) Definitions. For the purposes of this Section 9, for each Dilutive Issuance, the following terms shall have the following meanings:

               (i) "Adjusted Shares" means the number of Class A Shares equal to the product of (x) Subscriber's Original Shares, multiplied by (y) the quotient of (1) the Trigger Price in effect immediately prior to a Dilutive Issuance, divided by
                    (2) the Trigger Price in effect immediately after such Dilutive Issuance.

               (ii) "Common Shares" means Class A Shares, shares of Class B common stock or any other class of common stock of the Company.

               (iii) "Convertible Securities" means any evidences of
                    indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Shares, but excluding Options.

               (iv) "Dilutive Shares" means Common Shares, Options and
                    Convertible Securities issued or deemed issued under Section 9(e) of this Agreement after the date of this Agreement other than:

                    (1) Common Shares issued pursuant to Article IV, Section 2(d) of the Company's Certificate of Incorporation;

                    (2) (A) Common Shares outstanding on the date of this Agreement, (B) Convertible Securities or Options outstanding on the date of this Agreement (and the Common Shares issued upon conversion, exchange or exercise of such Convertible Securities or Options), and (C) Common Shares (and/or Convertible Securities and Options, and the Common Shares issuable upon conversion, exchange or exercise of such Convertible Securities or Options) issued pursuant to agreements in effect or other commitments or offers outstanding on the date of this Agreement that (1) relate to the acquisition of spectrum rights or related assets by the Company and/or affiliates of the Company, or (2) are otherwise set forth in the Schedules attached to this Agreement;

                    (3) Common Shares (and/or Convertible Securities and/or Options, and the Common Shares issuable upon conversion, exchange or exercise of such Convertible Securities or Options) issued to employees, consultants, directors, vendors, lessors or others with whom the Company conducts business, provided that such shares, options, warrants or other rights are issued pursuant to a stock option plan or restricted stock plan approved by the Company's Board of Directors and solely for compensation purposes;

                    (4) Shares actually issued upon exercise of any currently outstanding Options or conversion or exchange of any currently existing Convertible Securities or Options or Convertible Securities issued after the date of this Agreement in accordance with this clause (iv); and/or

                    (5) Shares (and/or Convertible Securities and Options, and the Shares issuable upon conversion, exchange or exercise of such Convertible Securities or Options) issued in connection with any stock split, stock dividend, reverse stock split, recapitalization, reorganization or other distribution of Shares (each, a "Recapitalization Event") that does not affect the relative economic interests or rights of holders of Shares.

               (v) "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire directly or indirectly Common Shares or Convertible Securities.

               (vi) "Original Shares" means (x) with respect to the first
                    Dilutive Issuance, the total number of Class A Shares acquired by Subscriber pursuant to this Agreement (as adjusted for any Recapitalization Event) and (y) with respect to each Dilutive Issuance thereafter, the total number of Adjusted Shares immediately prior to such Dilutive Issuance (as adjusted for any Recapitalization Event). For the avoidance of doubt, any Shares acquired by Subscriber or a Subscriber Affiliate from either the Company or any other stockholder of Clearwire other than pursuant to this Agreement shall in no event be included in the number of Original Shares under this Section 9.

               (vii) "Person" means any individual, corporation, partnership, company, trust or other entity.

               (viii) "Trigger Price" shall initially mean $6.00 per share (as subsequently adjusted for any Recapitalization Event, the "Original Issue Price"). In connection with each Dilutive Issuance, the Trigger Price shall be adjusted downwards to equal the lowest price per Dilutive Share paid for the Dilutive Shares issued or sold in such Dilutive Issuance. The Trigger Price shall also be proportionately adjusted from time to time for any Recapitalization Event pursuant to which securities of the Company are issued with respect to the Original Shares and/or Adjusted Shares. Notwithstanding the foregoing, in no event shall the Trigger Price be adjusted downwards to an amount less than $5.00 per share (as adjusted for any Recapitalization Event).

          (c) Covenant Regarding Antidilution Shares. The Company hereby represents, warrants and covenants that (i) as a condition precedent to the issuance or sale of any Dilutive Shares in a Dilutive Issuance, the Company shall have reserved at the time of such Dilutive Issuance out of its authorized but unissued capital stock sufficient Class A Shares to enable the Company to issue all of the applicable Antidilution Shares pursuant to this Section 9, and
(ii) all Antidilution Shares issued pursuant to this Section 9 shall, upon issuance for no additional consideration, be duly authorized, validly issued, fully paid and nonassessable.

          (d) Termination of Antidilution Rights. The rights granted under this
Section 9 shall terminate immediately after the first to occur of the following:
(i) the date which is nine (9) months following the date of this Agreement or
(ii) the closing of the Company's initial public offering, defined as an underwritten public offering of equity securities in which the Company raises an aggregate of not less than US$400,000,000 in cash.

          (e) Deemed Issuances of Shares. In the case of any issuance (whether on or after the date of this Agreement) by the Company of any Convertible Securities or Options, the following provisions shall apply for all purposes of this Section 9:

               (i) For any Convertible Securities issued (other than pursuant to the exercise of Options) after the date of this Agreement, the aggregate maximum number of Common Shares deliverable upon conversion or exercise of or in exchange for any such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such Convertible Securities plus the minimum additional consideration, if any, to be paid under the terms of such Convertible Security upon conversion, exercise or exchange of such Convertible Securities into the Common Shares covered thereby.

               (ii) For any Options issued, the aggregate maximum number of
                    Shares deliverable upon exercise of the Options, or, in the case of Options for Convertible Securities, the conversion, exercise or exchange of such Convertible Securities, shall be deemed to have been issued at the time such Options were issued for a consideration equal to the consideration, if any, received by the Company for such Options, plus the minimum exercise price provided in such Options for the Common Shares or Convertible Securities covered thereby, and, in the case of Options for Convertible Securities, plus the amount of additional consideration, if any, to be paid upon the conversion, exercise or exchange of such Convertible Securities.

     10. RESTRICTED SECURITIES. Subscriber understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Subscriber's representations as expressed herein. Subscriber understands that the Securities are "restricted securities" under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act, only in certain limited circumstances and Subscriber agrees not to transfer the Securities unless the transfer of the Securities is made: (i) pursuant to an effective registration statement under the Securities Act; (ii) to the Company;
(iii) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act and in compliance with local laws; or (iv) within the United States (A) in accordance with the exemption from registration under the Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws, and Subscriber shall be required to furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer or (B) in a transaction that does not require registration under the Securities Act or applicable state securities laws, and Subscriber shall be required to furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer. Subscriber acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Registration Rights Agreement and that the Company is required to refuse to register any transfer not made in accordance with the provisions of this Section 10. Subscriber further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of Subscriber's control, and which the Company is under no obligation and may not be able to satisfy. Subscriber also acknowledges that the certificates representing the Securities shall bear the restrictive legends required under applicable federal and state securities laws and the Stockholders Agreement. The provisions of this Section 10 shall survive the Closing.

     11. STOCKHOLDERS AGREEMENT. Subscriber and Clearwire acknowledge and agree that the Purchased Shares shall be subject to all of the terms of the Transaction Agreements, including, among other provisions, the restrictions on transfer and confidentiality obligations set forth therein. Subscriber further agrees, at the Closing, to sign the SA Joinder Agreement and to become bound by the terms and conditions of the Transaction Agreements.

     12. REGISTRATION RIGHTS AGREEMENT. At the Closing, Subscriber shall become a party to the Registration Rights Agreement, by executing and delivering the RRA Joinder Agreement.

     13. SURVIVAL OF WARRANTIES. Except as otherwise provided herein, the representations and warranties of the Company and Subscriber contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year following the Closing. Notwithstanding the foregoing, nothing in this Section 13 shall be construed to extend the representations, warranties and covenants contained herein beyond the period set forth in the applicable statute of limitations.

     14. INDEMNITY. Subscriber and Clearwire will indemnify and hold each other, as well as their respective officers, directors, stockholders, agents, attorneys and affiliates (the "Indemnified Parties") harmless from and against, and will reimburse the Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, taxes, costs or expenses (including but not limited to any legal and accounting fees and expenses) ("Losses") arising out of or based upon any false representation or warranty or breach or failure by Subscriber or Clearwire, as the case may be, to comply with any covenant or agreement made by Subscriber or Clearwire, as the case may be, in this Agreement or in any other document furnished by Subscriber or Clearwire, as the case may be, to the other in connection with this Agreement (other than the other Transaction Agreements, which shall be subject to any indemnification or other remedy provisions contained therein).

     15. REVOCABILITY. Subscriber and Clearwire understand and agree that this Agreement may be canceled, terminated, or revoked only by the mutual written consent of Subscriber and Clearwire. Notwithstanding the foregoing, however, this Agreement may be terminated by either Subscriber or Clearwire if the Closing shall not have occurred on or before December 31, 2006, provided that the failure to close on or before such date is not the fault of the terminating party.

     16. NOTICE. Any notices or other communications in connection herewith shall be sufficiently given if sent by registered or certified mail, postage prepaid, or by facsimile transmission, and:

               (i)  if to the Company, at

                    Clearwire Corporation
                    5808 Lake Washington Blvd. NE, Suite 300
                    Kirkland, WA 98033
                    Facsimile No: 425-216-7900
                    Attn: Broady Hodder, General Counsel

                    With a copy to:

                    Davis Wright Tremaine LLP
                    2600 Century Square
                    1501 Fourth Avenue
                    Seattle, WA 98121
                    Facsimile No: 206-628-7699
                    Attn: Julie A. Weston, Esq.

               (ii) if to Subscriber, at the address listed on the signature page hereto.

or at such other address as either Subscriber or the Company shall designate to the other by notice in writing.

     17. ASSIGNABILITY; SUCCESSORS AND ASSIGNS. Neither party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     18. AMENDMENTS AND WAIVERS. The Company may amend this Agreement with the written consent of the holders of at least a majority of the aggregate number of shares of Class A Common Stock issued and issuable in connection with this Agreement and other subscription agreements of even date ("Offered Shares"). The holders of at least a majority in aggregate principal amount of the Offered Shares may waive compliance in a particular instance by the Company with any provision of this Agreement. Any amendment or waiver of this Agreement made in conformity with the provisions of this Section 19 shall be binding on all holders of the Offered Shares.

     19. ENTIRE AGREEMENT. This Agreement, the other Transaction Agreements and the documents referred to herein and therein constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, covenants or agreements except as specifically set forth herein or therein.

     20. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware and, to the extent it involves any United States statute, in accordance with the laws of the United States.

     21. FINDERS' FEES. Except as provided otherwise in Schedule 22 attached hereto, each party represents that it neither is nor will be obligated for any finders' fees or commissions in connection with this Agreement or the transactions contemplated hereby. Subscriber agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of finders' fees (and the costs and expenses (including legal, travel and out-of-pocket expenses) of defending against such liability or asserted liability) for which Subscriber or any of its officers, directors, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Subscriber from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses (including legal, travel and out-of-pocket expenses) of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     22. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     23. FEES AND EXPENSES. Except as otherwise expressly provided for in this Agreement, the Company, on the one hand, and Subscriber, on the other hand, shall each pay all of its own expenses incurred in connection with the transactions contemplated by this Agreement, including any and all legal, accounting, investment banking and consulting fees and expenses incurred in negotiating, executing and delivering this Agreement and the other agreements, exhibits, schedules, documents and instruments contemplated by this Agreement.

     24. CURRENCY. All dollar amounts referred to in this Agreement, including the symbol "$", refer to lawful money of the United States of America.

     25. COUNTERPARTS. This Agreement may be executed in two (2) or more original or facsimile counterparts all of which together shall constitute one and the same instrument.

     26. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

     27. DELAYS OR OMISSIONS. No failure to exercise or delay in the exercise of any right, power or remedy accruing to Subscriber upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of Subscriber nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

              [Remainder of this page is intentionally left blank.]

                            SUBSCRIBER SIGNATURE PAGE

The undersigned Subscriber hereby agrees to purchase the following number of shares of Clearwire's Class A Common Stock, on the terms and conditions set forth in the Agreement (check one):

     [ ]  Subscriber's full pro-rata share of the total Shares subscribed; or

     [ ] exactly ___________ shares, but not more than the subscribed pro rata share of the total Shares subscribed in the offering.

The undersigned Subscriber hereby represents and warrants that it is the beneficial owner of ___________ Shares of Class A Common Stock and/or ___________ warrants exercisable for Class A Common Stock of the Company.

IN WITNESS WHEREOF, Subscriber has caused this Agreement to be duly executed as of the date first written above.

                                        SUBSCRIBER:

                                        ----------------------------------------
                                        Print Name of Subscriber


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:
                                                 -------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                             COMPANY SIGNATURE PAGE

IN WITNESS WHEREOF, Clearwire Corporation has caused this Agreement to be duly executed as of the date first written above.

                                        CLEARWIRE CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                       EXHIBIT A TO SUBSCRIPTION AGREEMENT

                        JOINDER TO STOCKHOLDERS AGREEMENT

                                   (attached)

                        JOINDER IN STOCKHOLDERS AGREEMENT

     This Joinder in Stockholders Agreement ("Joinder") is made and entered into this ____ day of ________, 2006, by and between Clearwire Corporation, a Delaware corporation (the "Company"), and the party whose signature appears below (the "Joining Party").

                                    RECITALS:

WHEREAS, the Joining Party has acquired or intends to acquire shares of capital stock of the Company; and

WHEREAS, pursuant to Section 13.09 of that certain Amended and Restated Stockholders Agreement, between the Company and its stockholders, dated as of March 16, 2004 (the "Stockholders Agreement"), the Joining Party may become a party to the Stockholders Agreement by execution of an instrument such as this Joinder.

NOW, THEREFORE, the Joining Party agrees as follows:

1.   JOINDER

     By execution of this Joinder by the Joining Party and acceptance hereof by the Company, the Joining Party is and agrees to become a party to, subject to all the conditions, restrictions, obligations and duties of a Stockholder of the Company under the Stockholders Agreement, including the restrictions on transfer of the shares acquired from the Company and the requirement that the Joining Party vote its shares in accordance with the terms thereof.

2.   AGREEMENT TO BE BOUND BY AGREEMENT

     This Joinder shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without reference to any rules governing conflicts of laws.

3.   COUNTERPARTS

     This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

COMPANY:                                JOINING PARTY:


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

                       EXHIBIT B TO SUBSCRIPTION AGREEMENT

                    JOINDER TO REGISTRATION RIGHTS AGREEMENT

                                   (attached)

                                     JOINDER

     In consideration of the permitted issuance, sale, pledge, or other transfer to the undersigned of Registrable Securities in the Company, the undersigned hereby consents and agrees to become a party to and be bound by the Registration Rights Agreement dated as of the 16th day of March, 2004, as amended, receipt of a copy of which is hereby acknowledged, as fully as if the undersigned were one of its original parties, and all of the Registrable Securities owned by the undersigned will be held in accordance with and restricted by the terms of such Registration Rights Agreement.

     Dated: _________________________

                   Name of Stockholder:
                                        ----------------------------------------
                   Sign Name:
                                        ----------------------------------------
                   Print Name:
                                        ----------------------------------------
                   Address:
                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                   SSN/EIN:
                                        ----------------------------------------

          Approved by the Company:

                             COMPANY:   CLEARWIRE CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                                --------------------------------
                                        Dated:
                                               ---------------------------------

                       EXHIBIT C TO SUBSCRIPTION AGREEMENT

            THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                   (attached)

                                                                     EXHIBIT 3.1

                                    Delaware

                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "CLEARWIRE CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 2006, AT 11:04 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


               (SEAL)                  /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3720220 8100                                             AUTHENTICATION: 5002509

060798461                                                         DATE: 08-28-06

                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                   DELIVERED 11:08 AM 08/28/2006
                                                      FILED 11:04 AM 08/28/206
                                                   SRV 060798461 - 3720220 FILE

                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CLEARWIRE CORPORATION

     CLEARWIRE CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies that:

     1. The name of the Corporation is Clearwire Corporation. The Corporation was originally incorporated under the name Flux U.S. Corporation.

     2. The date of filing of the Corporation's original Certificate of Incorporation was October 27, 2003.

     3. The Third Amended and Restated Certificate of Incorporation of the Corporation as provided in Exhibit A hereto was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

     4. Pursuant to Section 245 of the Delaware General Corporation Law, approval of the stockholders of the Corporation has been obtained.

     5. The Third Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated by reference.

     IN WITNESS WHEREOF, the undersigned has signed this certificate this 28th day of August, 2006, and hereby affirms and acknowledges under penalty of perjury that the filing of this Third Amended and Restated Certificate of Incorporation is the act and deed of Clearwire Corporation.

                                        CLEARWIRE CORPORATION


                                        By /s/ Benjamin G. Wolff
                                           -------------------------------------
                                        Name Benjamin G. Wolff
                                        Title Co-President & Co-CEO

                                    EXHIBIT A

                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CLEARWIRE CORPORATION

                                    ARTICLE I

     The name of the corporation is Clearwire Corporation (the "Corporation").

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV

     Section 1. Authorized Capital Stock. The total number of shares of capital stock that the Corporation is authorized to issue is 805,000,000 shares, initially consisting of 700,000,000 shares of Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock"). 100,000,000 shares of Class B Common Stock, par value $0.0001 per share (the "Class B Common Stock") and 5,000,000 shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock"). (In this Certificate of Incorporation, the term "Common Stock" means the Class A Common Stock and Class B Common Stock collectively).

     Section 2. Common Stock

          (a) Equality of Rights Generally. Each share of Common Stock will, except as otherwise provided in this Certificate of Incorporation, be identical in all respects and will have equal rights, powers and privileges.

          (b) Voting Rights. Holders of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock held of record on the applicable record date, and holders of Class B Common Stock will be entitled to ten (10) votes for each share of Class B Common Stock held of record on the applicable record date, in each case, on each matter submitted to a vote of stockholders. Holders of Class A Common Stock and Class B Common Stock will vote together as a single class of Common Stock on each matter submitted to a vote of stockholders.

          (c) Dividends.

               (i) The holders of the Common Stock will be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation (the "Board of Directors") and declared out of the any funds lawfully available therefor. Dividends on Common Stock declared payable from time to time by the Board of Directors, whether payable in cash, property or shares of capital stock of the Corporation, will be paid equally, on a per share basis, to holders of Common Stock.

               (ii) In the case of any consolidation, merger, recapitalization, reorganization or similar event: (i) the consideration payable in respect of each share of Class A Common Stock will be the same and (ii) prior to the conversion of all shares of Class B Common Stock into shares of Class A Common Stock, the consideration payable in respect of each share of Class B Common Stock will be the same as that payable in respect of each share of Class A Common Stock. Notwithstanding the foregoing, if the consideration payable in respect of shares of Class A Common Stock and Class B Common Stock consists of securities, the securities issued to the holders of Class A Common Stock and Class B Common Stock will be identical in all respects, except that the conversion rights and disproportionate voting power of the Class B Common Stock (i.e., the conversion of Class B Common Stock into Class A Common Stock and the entitlement of each share of Class B Common Stock to ten (10) votes per share versus one (1) vote per share with regard to a share of Class A Common Stock) may be incorporated into the terms of the securities issued to the holders of the Class B Common Stock.

          (d) Conversion of Class B Common Stock.

               (i) Right to Convert. At any time or from time to time each share of Class B Common Stock will be convertible at the option of the holder thereof into one fully paid and nonassessable share of Class A Common Stock ("Optional Conversion Rights").

               (ii) Automatic Conversion. Each share of Class B Common Stock will automatically convert, without any action by the holder of such shares, into one fully paid and nonassessable share of Class A Common Stock, upon the earliest to occur of (A) the date on which the holder of such share of Class B Common Stock, together with its Affiliates, has Beneficial Ownership of less than 5% of the issued and outstanding shares of Class B Common Stock or (B) upon any transfer by the holder of such share of Class B Common Stock other than a Permitted Transfer, solely as to any shares of Class B Common Stock so transferred.

               (iii) Mechanics of Conversion. In the event of the conversion of any Class B Common Stock pursuant to this Section 2(d) of Article TV, such holder will surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent of such stock, and will deliver together therewith written notice of the election or requirement to convert the same and will state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Corporation will, as soon as practical thereafter, issue and deliver at such office to such holder or the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder will be entitled. Such conversion will be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares to be converted and the Person or Persons entitled to receive the shares of Class A Common

Stock issuable on the conversion will be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.

               (iv) Reservation of Class A Common Stock Issuable upon Conversion. The Corporation will at all times keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purposes of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as will be sufficient to effect the conversion of all of the outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock will not be sufficient to effect the conversion of all of the then outstanding shares of Class B Common Stock, in addition to such other remedies as may be available to the holders of such shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as will be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

               (v) No Impairment. The Corporation will not, (i) by amendment of this Certificate of Incorporation or the Corporation's Bylaws, (ii) by adopting any provision or entering into any agreement inconsistent therewith or (iii) through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance of shares or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out all of the provisions of this
Section 2 of Article IV and in taking all of such action as may be necessary or appropriate in order to protect the powers, preferences and rights, including the voting rights and conversion rights of the holders of shares of Class B Common Stock against impairment.

     Section 3. Preferred Stock. The Preferred Stock may be issued in one or more series as may be determined by the Board of Directors. The Board of Directors is hereby authorized to issue the shares of Preferred Stock and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series will include, without limiting the generality or effect of the foregoing, the determination of any or all of the following:

          (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

          (b) the voting powers, if any, and whether the voting powers are full or limited in such series;

          (c) the redemption provision, if any, applicable to the series, including the redemption price or prices to be paid;

          (d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of the series and the dates and preferences of dividends on such series;

          (e) the rights of the series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

          (f) the provisions, if any, pursuant to which the shares of the series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the price or prices or the rate or rates of conversion or exchange applicable thereto;

          (g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

          (h) the provisions, if any, of a sinking fund applicable to such series; and

          (i) any other relation, participation, option or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as may be determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

     Section 4. Stock Ownership and the Federal Communications Laws.

          (a) Restrictions on Stock Ownership or Transfer. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the Corporation may restrict the ownership, or proposed ownership, of shares of capital stock of the Corporation by any Person if such ownership or proposed ownership (i) is or would reasonably be expected to be inconsistent with, or in violation of, any provision of the Federal Communications Laws, (ii) limits or impairs or would reasonably be expected to limit or impair any business activities or proposed business activities of the Corporation under the Federal Communications Laws or (iii) subjects or would reasonably be expected to subject the Corporation to any regulation under the Federal Communications Laws to which the Corporation would not be subject but for such ownership or proposed ownership (clauses (i), (ii) and (iii) collectively, the "FCC Regulatory Limitations").

          (b) Beneficial Ownership Inquiry. The Corporation may by written notice require a Person that is a holder of record of, or that the Corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of capital stock of the Corporation, to certify that, to the knowledge of such
Person:

               (i) no capital stock as to which such Person has record ownership or Beneficial Ownership is, directly or indirectly, Beneficially Owned by Aliens; or

               (ii) the number of shares of capital stock held of record or, directly or indirectly, Beneficially Owned by such Person that are held of record or Beneficially Owned by Persons that are Aliens are as set forth in such certification.

          With respect to any capital stock identified by such Person in response to Section 4(b)(ii) above, the Corporation may require such Person to provide such further information as the Corporation may reasonably require in order to implement the provisions of Sections 4(c) and 4(d) of this Article IV. For purposes of applying Sections 4(c) and 4(d) of this Article IV with respect to any capital stock of the Corporation, if any Person fails to provide the certification or other information to which the Corporation is entitled pursuant to this Section 4(b) of Article IV, the Corporation in its sole discretion may presume that the capital stock of the Corporation in question is, or is not, directly or indirectly, Beneficially Owned by Aliens.

          (c) Denial of Rights, Refusal to Transfer. If (i) any Person from whom information is requested pursuant to Section 4(b) of this Article IV should not provide all the information requested by the Corporation, and (ii) the Corporation reasonably concludes that a stockholder's ownership or proposed ownership of, or that a stockholder's exercise of any rights of ownership with respect to, shares of capital stock of the Corporation results or would reasonably be expected to result in an FCC Regulatory Limitation or that the capital stock of the Corporation in question is Beneficially Owned by Aliens, then, in the case of either clause (i) or clause (ii), the Corporation may (A) refuse to permit the transfer of shares of capital stock of the Corporation to such proposed stockholder, (B) suspend those rights of stock ownership the exercise of which causes or would reasonably be expected to cause such FCC Regulatory Limitation, (C) redeem such shares of capital stock of the Corporation held by such stockholder in accordance with the terms and conditions set forth in Section 4(d) of this Article IV, and/or (D) exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such stockholder or proposed transferee, with a view towards obtaining such information or preventing or curing any situation which causes or could cause a FCC Regulatory Limitation. Any such refusal of transfer or suspension of rights pursuant to clauses (A) and (B), respectively, of the immediately preceding sentence will remain in effect until the requested information has been received or the Corporation has determined that such transfer, or the exercise of such rights, as the case may be, will not result in a FCC Regulatory Limitation.

          (d) Redemption of Shares Held by Aliens. Outstanding shares of capital stock of the Corporation Beneficially Owned by Aliens may be redeemed by the Corporation. The terms and conditions of such redemption will be as follows, subject in any case to any other rights of a particular Alien or of the Corporation pursuant to any contract or agreement between such Alien and the
Corporation:

               (i) except as provided in Section 4(d)(vi) of this Article IV, the redemption price of the shares to be redeemed pursuant to this Section 4(d) of Article IV will be equal to the Market Price of such shares on the third Business Day before the date notice of such redemption is given pursuant to
Section 4(d)(iv) of this Article IV, provided that except as provided in Section 4(d)(vi) of this Article IV, such redemption price as to any Alien who purchased such shares of Common Stock within one year before the Redemption Date will not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by such Alien for such shares;

               (ii) the redemption price of such shares will be paid in cash, Redemption Securities or any combination thereof;

               (iii) if less than all of the shares, directly or indirectly, Beneficially Owned by Aliens are to be redeemed, the shares to be redeemed will be selected in such manner as will be determined in good faith by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined in good faith by the Board of Directors to be equitable;

               (iv) the Corporation will give notice of the Redemption Date at least thirty (30) days before the Redemption Date to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) by delivering a written notice by first class mail, postage pre-paid, to the holders of record of the shares selected to be redeemed, addressed to such holders at their last address as shown upon the stock transfer books of the Corporation (each such notice of redemption specifying the date fixed for redemption, the redemption price, the place or places of payment and that payment will be made upon presentation and surrender of the certificates representing such shares); provided, that the Redemption Date may be the date on which written notice is given to record holders if the cash or Redemption Securities necessary to effect the redemption have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

               (v) on the Redemption Date, unless the Corporation shall have defaulted in paying or setting aside for payment the cash or Redemption Securities payable upon such redemption, any and all rights of Aliens in respect of shares so redeemed (including without limitation any rights to vote or participate in dividends) will cease and terminate, and from and after such Redemption Date such Aliens will be entitled only to receive the cash or Redemption Securities payable upon redemption of the shares to be redeemed; and

               (vi) such other terms and conditions as the Board of Directors shall determine to be equitable.

          (e) Presumption of Notice. Any notice that is mailed as herein provided will be conclusively presumed to have been duly given, whether or not the holder of shares to be redeemed received such notice, and failure to give such notice by mail, or any defect in such notice, to holders of shares designated for redemption will not affect the validity of the proceedings for the redemption of any other shares.

          (f) Factual Determination. The Board of Directors will have the power and duty to construe and apply the provisions of this Section 4 of Article IV and, with respect to shares of capital stock, to make all determinations necessary or desirable to implement such provisions, including, but not limited to: (i) the number of shares of capital stock that are Beneficially Owned by any Person; (ii) whether a Person is an Alien; (iii) the application of any other definition of this Certificate of Incorporation to the given facts; and (iv) any other matter relating to the applicability or effect of Section 4(d) of this
Article IV.

          (g) Legends. The Corporation shall, to the extent required by law, note on the certificates of its capital stock that the shares represented by such certificates are subject to the restrictions set forth in this Section 4 of
Article IV.

                                    ARTICLE V

     The number of the directors of the Corporation will be fixed from time to time in the manner described in the Bylaws of the Corporation. The manner of election and removal of such directors and the term such directors will hold office shall be designated in the Bylaws of the Corporation. Each director will hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE VI

     To the fullest extent permitted by the DGCL or any other Applicable Law currently or hereafter in effect, no director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article VI will not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring in whole or in part prior to such repeal or modification.

                                   ARTICLE VII

     Section 1. Right to Indemnification. Each individual who was or is a party to or is threatened to be made a party to or is otherwise involved in, any action, suit or proceeding, whether pending or threatened, whether civil, criminal, administrative or investigative and whether brought by or in the right of the Corporation or otherwise (a "Proceeding"), by reason of the fact that such individual is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent or of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (an "Indemnitee") will be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including, without limitation, attorneys' fees and expenses, judgments, fines, excise taxes or penalties pursuant to the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith. The right to indemnification will extend to the heirs, executors, administrators and estate of any such director or officer. The right to indemnification provided in this
Article VII: (a) will not be exclusive of any other rights to which any individual seeking indemnification may otherwise be entitled, including without limitation, pursuant to any contract approved by a majority of the Board of Directors (whether or not the directors approving such contract are or are to be parties to such contract or similar contracts); and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article VII. Without limiting the generality or the effect of the foregoing, the Corporation may adopt Bylaws, or enter into one or more agreements with any individual, that provide for indemnification greater or otherwise different than that provided in this
Article VII or the DGCL, and any such agreement approved by a majority of the Board of Directors will be a valid and binding obligation of the Corporation regardless of whether one or more members of the Board of Directors, or all members of the Board of Directors, are parties thereto or to similar agreements. Any amendment or repeal of, or adoption of any provision inconsistent with, this
Article VII will not adversely affect any right or protection existing hereunder, or arising out of events occurring or circumstances existing, in whole or in part, prior to such amendment, repeal or adoption, and no such amendment, repeal or adoption will affect the legality, validity or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal or adoption.

     Section 2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article VII will include the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees and expenses) reasonably incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the DGCL so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it will ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 of Article VII or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article VII shall be contract rights and such rights will continue as to an Indemnitee who has ceased to be a director or officer and will inure to the benefit of the Indemnitee's heirs, executors, administrators and estate.

     Section 3. Right of Indemnitee to Bring Suit. If a claim under Sections 1 and 2 of this Article VII is not paid in full by the Corporation within sixty
(60) calendar days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period will be twenty (20) calendar days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee will be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right of an Advancement of Expenses) it shall be a defense that, and (b) any suit brought by the Corporation it shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including the Board of Directors, legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board of Directors, legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, will create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VII or otherwise will be on the Corporation.

     Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VII shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, this Certificate of Incorporation, the Bylaws of the Corporation, any agreement, any vote of stockholders or directors, or otherwise.

     Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, manager, trustee, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liability or loss, whether or not the Corporation would have the power to indemnify such individual against such expense, liability or loss under the DGCL.

     Section 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

     Section 7. Service for Subsidiaries. Any Person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a "subsidiary" for this Article
VII) will be conclusively presumed to be serving in such capacity at the request of the Corporation.

     Section 8. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director, officer or other employee of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, will be conclusively presumed to have relied on the rights to indemnity, Advancement of Expenses and other rights contained in this Article VII in entering into or continuing such service. The rights to indemnification and to the Advancement of Expenses conferred in this Article VII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

     Section 9. Merger or Consolidation. For purposes of this Article VII, references to the "Corporation" will include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any Person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under this Article VII with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

     Section 10. Savings Clause. If this Article VII or any portion hereof will be invalidated on any ground by any court of competent jurisdiction, then the Corporation will nevertheless indemnify each Person entitled to indemnification under Section 1 of this Article VII as to all expense, liability and loss (including attorneys' fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Person and for which indemnification is available to such Person pursuant to this Article VII to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by Applicable Law.

                                  ARTICLE VIII

     Section 1. Definitions. As used in this Certificate of Incorporation, the term:

          (a) "Affiliate" means a Person that directly, or indirectly through one of more intermediaries, Controls, or is Controlled by, or is under common Control with, another Person.

          (b) "Alien" means "aliens," "their representatives," "a foreign government or representatives thereof" or "any corporation organized under the laws of a foreign country" as such terms are used in Section 310(b)(4) of the Communications Act of 1934 (the "Communications Act").

          (c) "Applicable Law" means all applicable provisions of (a) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes of any Governmental Authority and (b) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

          (d) "Associate" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

          (e) "Beneficial Owner" (including, with its correlative meanings, "Beneficially Own" and "Beneficial Ownership"), with respect to any securities, means any Person which:

               (i) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to any agreement, arrangement or understanding (whether or not in writing), including, without limitation, upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

               (ii) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to vote or dispose of (whether such right is exercisable immediately or only after the passage of time) or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 under the Exchange Act but including all such securities which a Person has the right to acquire beneficial ownership of whether or not such right is exercisable within the 60-day period specified therein) such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing);

               (iii) has, or any of whose Affiliates or Associates has, any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof); or.

               (iv) holds a direct or indirect beneficial ownership interest in the Person with record ownership or other beneficial ownership of capital stock of the Corporation.

          (f) "Business Day" means any day other than a day on which commercial banks in The City of New York are required or authorized by law to be closed.

          (g) "Control" means, with respect to a Person or Group, either of the following:

               (i) ownership by such Person or Group of Votes entitling it to exercise in the aggregate more than 10% of the Voting Power of the entity in question; or

               (ii) possession by such Person or Group of the power, directly or indirectly, (i) to elect a majority of the board of directors (or equivalent governing body) of the entity in question, or (ii) to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise.

          (h) "Disinterested Director Approval" means approval by an independent committee of the Board comprised of Disinterested Directors.

          (i) "Disinterested Directors" means, with respect to any matter to be acted upon, each of the directors of the Corporation other than (i) for a transaction between the Corporation and a director, the director who is party to the transaction, (ii) for a transaction between the Corporation and any entity other than a wholly-owned subsidiary of the Corporation, each director that is an Interested Stockholder, or an employee or Affiliate of an Interested Stockholder, of such entity, or (iii) for a transaction between the Corporation and an Interested Stockholder of the Corporation, each director who is an employee or Affiliate of such Interested Stockholder.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k) "Federal Communications Laws" means any law of the United States now or hereafter in effect (and any regulation thereunder, including, without limitation, the Communications Act), and regulations thereunder, pertaining to the ownership and/or operation or regulating the business activities of (x) any television or radio station, daily newspaper, cable television system, Internet service provider or other medium of mass communications or (y) any provider of programming content to any such medium.

          (l) "Governmental Authority" means any federation, nation, state, sovereign or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government.

          (m) "Group" means any group within the meaning of Section 13(d)(3) of the Exchange Act.

          (n) "Holder" or "Holders" shall mean (a) Craig O. McCaw, (b) Eagle River Holdings, LLC, (c) Intel Corporation, (d) all successors to a Holder by way of merger, consolidation or sale of all or substantially all of such Holder's assets and (d) all existing or future corporations, partnerships, joint ventures, associations and other entities (each a "Subsidiary Entity") in which such person or entity beneficially owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting stock, but excluding the Corporation or any Subsidiary Entity in which the Corporation beneficially owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting stock.

          (o) "Independent Director" means any member of the Board of Directors who meets the director independence requirements of the rules and regulations of The Nasdaq Stock Market, Inc. applicable to listed companies, as amended from time to time, or if the principal United States listing or quotation of the Common Stock is on another United States securities exchange or inter-dealer quotation system of a registered national securities association, the director independence requirements of the rules and regulations of that exchange or association, as amended from time to time; provided, that if the Class A Common Stock is not then traded on an exchange or association that maintains director independence requirements, the Independent Directors will be the Arm's Length Directors.

          (p) "Interested Stockholder" means (i) with respect to any corporation or other entity, any Person (other than the Corporation and any direct or indirect wholly-owned subsidiary of the Corporation) that is the Owner of Stock having (a) the right to vote more than 50% of the aggregate votes attributable to the Voting Stock of such corporation or other entity or (b) 50% or more of the economic interests of such corporation or other entity, and (ii) the Affiliates of any Person determined to be an Interested Stockholder under clause
(i) of this Section 1(p).

          (q) "Market Price" means as to any security, the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined in good faith by a majority of the Independent Directors.

          (r) "Owner," including the terms "Own" and "Owned," when used with respect to any Stock, means a Person that individually or with or through any of its Affiliates:

               (i) Beneficially Owns such Stock, directly or indirectly;

               (ii) has (A) the right to acquire Beneficial Ownership of such Stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversation rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Owner of Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates until such tendered Stock is accepted for purchase or exchange; or
(B) the right to vote such Stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Owner of any Stock because of such Person's right to vote such Stock if the agreement, arrangement or understanding to vote such Stock arises solely from revocable proxy or consent given in response to a proxy or consent solicitation made to all holders of a class or series of such Stock; or

               (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent or disposing of such Stock with any Person that Beneficially Owns, or whose Affiliates Beneficially Own, directly or indirectly, such stock.

          (s) "Permitted Transfer" by a holder of Class B Common Stock means any transfer to:

               (i) any Affiliate of the holder;

               (ii) if the holder is a partnership or limited liability company, any member or partner; or

               (iii) if the holder is an individual, any transfer to any immediate family member or any trust for the benefit of the individual or any immediate family member.

          (t) "Person" means an individual, a partnership, a limited liability company, an association, a joint venture, a corporation, a trust, any entity organized or existing under Applicable Law, an unincorporated organization or any Governmental Authority.

          (u) "Redemption Date" means the date fixed by the Board of Directors for the redemption of any shares of capital stock of the Corporation pursuant to
Section 4(d) of Article IV.

          (v) "Redemption Securities" means any debt or equity securities of the Corporation, any of its Subsidiaries, or any combination thereof having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price pursuant to
Section 4(d)(ii) of Article IV, in the opinion of an investment banking firm of recognized national standing selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), have a Market Price, at the time notice of redemption is given pursuant to Section 4(d)(iv) of Article IV, at least equal to the redemption price required to be paid by Section 4(d)(i) of Article IV.

          (w) "Subsidiary" means, with respect to any Person (the "Parent"), any other Person in which the Parent, one or more direct or indirect Subsidiaries of the Parent, or the

Parent and one or more of its direct or indirect Subsidiaries (a) have the ability, through ownership of securities individually or as a group, ordinarily, in the absence of contingencies, to elect a majority of the directors (or individuals performing similar functions) of such other Person, and (b) own more than 50% of the equity interests.

          (x) "Stock" means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

          (y) "Trading Day" means, with respect to any security, any day on which the principal national securities exchange on which such security is listed or admitted to trading or The Nasdaq Stock Market, Inc., if such security is approved for quotation thereon, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such security is not listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market, Inc., any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (z) "Vote" means, with respect to any entity, the ability to cast a vote at a stockholders', members' or comparable meeting of such entity with respect to the election of directors, managers or other members of such entity's governing body, or the ability to cast a general partnership or comparable vote.

          (aa) "Voting Power" means, with respect to any entity as at any date, the aggregate number of Votes outstanding as at such date in respect of such entity.

          (bb) "Voting Stock" means, with respect to any corporation, Stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity, including, without limitation, the Class A Common Stock and the Class B Common Stock.

                                   ARTICLE IX

     The Board of Directors may make, amend and repeal the Bylaws of the Corporation. Any Bylaw made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors (except as specified in any such Bylaw) or by the stockholders in the manner provided in the Bylaws of the Corporation.

                                    ARTICLE X

     Section 1. Certain Acknowledgements. In anticipation that:

          (a) each Holder will remain, for some period of time, a stockholder of the Corporation;

          (b) the Corporation and each Holder may engage in the same or similar activities or lines of business and may have an interest in the same or similar areas of corporate opportunities;

          (c) there will or may be benefits to be derived by the Corporation through its continued or potential contractual, corporate and business relations with the Holders (including without limitation service of officers of the Holders as directors of the Corporation); and

          (d) there will be benefits in providing guidelines for directors and officers of the Holders and of the Corporation with respect to the allocation of corporate opportunities and other matters;

the provisions of this Article X are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve each Holder and its partners, principals, directors, officers, members, managers and/or employees, and the powers, rights, duties and liabilities of the Corporation and its officers, directors, employees and stockholders in connection therewith.

     Section 2. Competition and Corporate Opportunities. Except as each Holder may otherwise agree in writing, each Holder shall have the right to, and shall have no duty not to, (a) engage in the same or similar business activities or lines of business as the Corporation, (b) compete against the Corporation, (c) do business with any potential or actual competitor, customer or supplier of the Corporation, and (d) employ or otherwise engage any officer or employee of the Corporation. Neither a Holder nor any partners, principals, directors, officers, members, managers and/or employees thereof (except as provided in Section 3 of this Article X) shall be liable to the Corporation or its stockholders, regardless of the impact any such activities may have on the Corporation, for breach of any fiduciary duty by reason of any such activities of such Holder or of the participation therein of such person and the Corporation shall have no interest or expectancy that such Holder will not engage in any of the foregoing activities, any such interest or expectancy being hereby renounced by the Corporation. In the event that a Holder acquires knowledge of a potential transaction or matter that may be a corporate opportunity or otherwise of interest to such Holder and the Corporation, such Holder shall have no duty to communicate or present such corporate opportunity to the Corporation, the Corporation shall have no interest or expectancy in any such transaction or matter, any such interest or expectancy being hereby renounced by the Corporation, and, without limiting the generality of the foregoing, shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that such Holder pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not present such corporate opportunity to the Corporation. Without limiting the generality of the foregoing, a Holder shall have no such duty and shall not be so liable even if a director or officer of the Corporation (including, without limitation, any such director or officer who is also a partner, principal, director, officer, member, manager and/or employee of such Holder) becomes aware of such transaction or matter in his or her capacity as a director or officer of the Corporation, so long as such Holder also learns, discovers, acquires or develops such transaction or matters independently or otherwise in a manner that was not based on such director's or officer's awareness of such transaction or matter. The provisions of this Section 2 of Article X shall apply and not be affected by any other provision of this Certificate of Incorporation including, without limitation, Sections 3 or 4 of Article X.

     Section 3. Allocation of Corporate Opportunities. In the event that a director or officer of the Corporation who is also a director, officer or employee of a Holder acquires knowledge of a potential transaction or matter that may be a corporate opportunity or otherwise of interest to the Corporation and such Holder, such director or officer of the Corporation (a) shall have fully satisfied and fulfilled the fiduciary duties of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, (b) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty with respect to such corporate opportunity by reason of his or her not communicating information regarding such corporate opportunity to the Corporation, and/or such Holder's pursuing or acquiring such corporate opportunity for itself or directing such corporate opportunity to another person, (c) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation, and (d) shall be deemed not to have breached his or her duty of loyalty to the Corporation or its stockholders and not to have derived an improper benefit therefrom, if such corporate opportunity belongs to such Holder in accordance with the following policy:

          (i) a corporate opportunity offered or disclosed to any person who is a director but not an officer of the Corporation and who is also a partner, principal, director, officer, member, manager and/or employee of a Holder shall belong to such Holder, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of the Corporation, in which case such opportunity shall belong to the Corporation;

          (ii) a corporate opportunity offered or disclosed to any person who is an officer (whether or not a director) of the Corporation and who is also a partner, principal, director or member, but not an officer or manager of a Holder shall belong to the Corporation, unless such opportunity is expressly offered to such person primarily in his or her capacity as a partner, principal, director or member of such Holder, in which case such opportunity shall belong to such Holder; and

          (iii) a corporate opportunity offered or disclosed to any other person who is an officer or manager of both the Corporation and a Holder, or a partner, principal, director or member of both the Corporation and a Holder, shall belong to such Holder or to the Corporation, as the case may be, if such opportunity is expressly offered to such person primarily in his or her capacity as an partner, principal, director, member, officer or manager of such Holder or of the Corporation, respectively; otherwise, such opportunity shall belong to such Holder.

     Section 4. Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article X, a corporate opportunity will not be deemed to belong to the Corporation if it is a business opportunity or matter (i) that the Corporation is not contractually permitted, financially able or legally able to undertake, (ii) that is, from its nature, not in the line of the Corporation's business or that is one in which the Corporation has no interest as evidenced by a decision of a majority of the Arm's Length Directors, or (iii) in which the Corporation or a Holder is permitted to participate pursuant to any agreement between the Corporation and such Holder that has been approved by a majority of the Arm's Length Directors, it being acknowledged that the rights of the Corporation under any such agreement shall be deemed to be contractual rights and shall not be corporate opportunities of the Corporation for any purpose; provided, however, that no presumption or implication as to corporate opportunities relating to any transaction not explicitly covered by such an agreement shall arise from the existence or absence of any such agreement.

     Section 5. Agreements and Transactions with any Holder. If any contract agreement, arrangement or transaction between the Corporation and a Holder involves a corporate opportunity and is approved in accordance with the procedures set forth in Article XI hereof, such Holder and its officers and directors (including without limitation, any such person who is also a director or officer of the Corporation) shall also, for the purposes of this Article X and the other provisions of this Certificate of Incorporation, be deemed to have fully satisfied and fulfilled any fiduciary duties they may have to the Corporation and its stockholders. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any such breach of any fiduciary duty, but shall be governed by the other provisions of Article X, this Certificate of Incorporation, the bylaws, the Delaware General Corporation Law and other Applicable Law.

     Section 6. Amendment of this Article. Notwithstanding anything to the contrary elsewhere contained in this Certificate of Incorporation, the affirmative vote of the holders of at least 75% of the Voting Power of all shares of Common Stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article X.

     Section 7. Deemed Notice. Any person purchasing or otherwise acquiring any interest in any shares of stock or other securities (including without limitation stock options) of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

     Section 8. No Expansion. Nothing in this Article X is intended to, and shall not be construed to, expand any party's fiduciary duties under Applicable Law.

     Section 9. Chairman of the Board Not an Officer. For purposes of this
Article X, a director of the Corporation who is Chairman of the Board of Directors of the Corporation shall not be deemed to be an officer of the Corporation by reason of holding such position (regardless of whether such position is deemed an office of the Corporation under the bylaws of the Corporation), unless such person is a full-time employee of the Corporation.

                                   ARTICLE XI

     Section 1. Certain Acknowledgements. In anticipation that:

          (a) each Holder will remain, for some period of time, a stockholder of the Corporation and have continued contractual, corporate and business relations with the Corporation;

          (b) the Corporation and each Holder may enter into contracts or otherwise transact business with each other and the Corporation may derive benefits therefrom; and

          (c) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest (collectively, "Related Entities");

the provisions of this Article XI are set forth to regulate and guide certain contractual relations and other business relations of the Corporation as they may involve each Holder, Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

     Section 2. No Limitation. The provisions of this Article XI are in addition to, and not in limitation of, the provisions of the Delaware General Corporation Law and the other provisions of this Certificate of Incorporation. Any contract or business relation which does not comply with procedures set forth in this
Article XI shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty to, or duty of loyalty to, or failure to act in good faith or in the best interests of, the Corporation, or the derivation of any improper personal benefit, but shall be governed by the remaining provisions of this Certificate of Incorporation, the Bylaws, the Delaware General Corporation Law and other Applicable Law.

     Section 3. Related Party Transactions. No contract, agreement, arrangement or transaction between the Corporation, on the one hand, and a Holder or a Related Entity or one or more of the directors or officers of the Corporation, on the other hand, or any amendment, modification or termination thereof, shall be void or voidable solely for the reason that a Holder or Related Entity or any one or more of the officers or directors of the Corporation are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes such contract, agreement, arrangement, transaction, amendment, modification or termination (each, a "Transaction") or solely because his, her or their votes are counted for such purpose, and a Holder, any Related Entity and such directors and officers (a) shall have fully satisfied and fulfilled any fiduciary duties they may have to the Corporation and its stockholders with respect thereto, (b) shall not be liable to the Corporation or its stockholders for any breach of any fiduciary duty they may have by reason of their approving any such Transaction or the Corporation's entering into, performing or consummating any such Transaction, (c) shall be deemed to have acted in good faith and in a manner such persons reasonably believed to be in and not opposed to the best interests of the Corporation, to the extent such standard is applicable to such person's conduct, and (d) shall be deemed not to have breached any duties of loyalty to the Corporation or its stockholders, whether or not they have derived a personal benefit therefrom, if:

          (i) the material facts as to the Transaction are disclosed or are known to the Board of Directors or the committee thereof that authorizes the Transaction and the Board of Directors or such committee in good faith authorizes or approves the Transaction by the affirmative vote of a majority of me directors on the Board of Directors who are disinterested with respect to the Transaction ("Arm's Length Directors") or such committee (even though the Arm's Length Directors are less than a quorum);

          (ii) the material facts as to the Transaction are disclosed or are known to the holders of the voting stock entitled to vote thereon, and the Transaction is specifically approved in good faith by vote of the holders of a majority of the then outstanding voting stock not owned by such Holder or such Related Entity, voting together as a single class;

          (iii) such Transaction is effected pursuant to, and consistent with, terms and conditions specified in any arrangements, standards, protocols or guidelines (collectively, the "Guidelines") which are in good faith authorized or approved, after disclosure or knowledge of the material facts related thereto, by the affirmative vote of a majority of the Arm's Length Directors on the Board of Directors or the applicable committee thereof (even though the Arm's Length Directors are less than a quorum) or by vote of the holders of a majority of the then outstanding voting stock not owned by such Holder or such Related Entity, voting together as a single class (such authorization or approval of such Guidelines constituting or being deemed to constitute authorization or approval of such Transaction); or

          (iv) such Transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the Corporation.

In addition, each Transaction authorized, approved or effected, and such Guidelines so authorized or approved, as described in (i), (ii), or (iii) above, shall be deemed to be entirely fair to the Corporation and its stockholders; provided, however, that if such authorization or approval is not obtained, or such Transaction is not so effected, no presumption shall arise that such Transaction or such Guidelines are not fair to the Corporation and its stockholders.

     Section 4. Certain Interested Party Transactions. Except as expressly permitted under Section 3 of that certain Amended and Restated Stockholders Agreement, dated as of March 16, 2004, as amended from time to time, between the Corporation and certain of its stockholders, any transaction between the Corporation and (i) one or more of the Corporation's directors or officers or any entity (other than a wholly-owned subsidiary of the Corporation) in which any of the Corporation's directors or officers is an employee or Affiliate of an Interested Stockholder of such entity, (ii) an Interested Stockholder, or (iii) any other transaction otherwise provided for in the Corporation's bylaws, shall be (x) fair to the Corporation and (y) subject to Disinterested Director Approval or approval by the disinterested stockholders.

     Section 5. Quorum. Directors of the Corporation who are also directors, officers or employees of a Holder or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such Transaction or any such Guidelines. Voting stock owned by a Holder and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such Transaction or any such Guidelines.

     Section 6. No Breach. A Holder shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty it may have by reason of the fact that such Holder takes any action or exercises any rights or gives or withholds any consent in connection with any Transaction between such Holder and the Corporation. No vote cast or other action taken by any person who is an officer, director or other representative of a Holder, which vote is cast or action is taken by such person in his capacity as a director of the Corporation, shall constitute an action of, or the exercise of a right by, or a consent of, such Holder for the purpose of any such Transaction.

     Section 7. Deemed Notice. Any person purchasing or otherwise acquiring any interest in any shares of stock or other securities (including without limitation stock options) of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI.

     Section 8. No Expansion. Nothing in this Article XI is intended to, nor shall anything in this Article XI be construed to, expand any party's fiduciary duties under Applicable Law.

                                   ARTICLE XII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereinafter prescribed by statutes, and all rights conferred upon the stockholders therein are granted subject to this reservation. The number of authorized shares of any class of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) only by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote, voting together as a single class. As permitted under Section 242(b)(2) of the DGCL, no class of capital stock of the Company will be entitled to vote as a separate class upon a proposed amendment to increase or decrease the authorized number of shares of such class.

                                  ARTICLE XIII

     Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the combined Voting Power of all of the then outstanding shares of the Corporation eligible to be cast in the election of directors will be required to amend, alter, change or repeal Articles VI, VII, X, XII or XIV hereof, or this Article XIII, or any provision thereof or hereof.

                                   ARTICLE XIV

     The Corporation expressly elects to be governed by Section 203 of the DGCL. Notwithstanding the terms of Section 203 of the DGCL, no Holders or their respective Affiliates will be deemed at any time and without regard to the percentage of voting stock of the Corporation owned by the Holders or their respective Affiliates, as applicable, to be an "interested stockholder" as such term is defined in Section 203(c)(5) of the DGCL.


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